Exhibit (10) Z.

EASTMAN   KODAK  COMPANY  SETTLEMENT  AGREEMENT   WITH   SUN
MICROSYSTEMS, INC.

This Settlement Agreement ("Agreement"), effective as of October 7, 2004 ("Effective Date") is entered into by and between Eastman Kodak Company, a New Jersey corporation with offices at 343 State Street, Rochester, New York 14650 ("Kodak") and Sun Microsystems, Inc., a Delaware corporation with offices located at 4150 Network Circle, Santa Clara, CA 95054 ("Sun").

I. RECITALS

1.1  Kodak is the owner of certain United States Letters
Patents defined hereinafter as the Khoyi Patents.

1.2 Kodak filed a lawsuit for infringement of certain of the Khoyi Patents against Sun on February 11, 2002, in the United States District Court for the Western District of New York (the "Court"), Case No. 02-6074T(F) (hereinafter "the Action").

1.3 The parties now desire to amicably resolve and conclude a full and final settlement of the Action.

II. DEFINITIONS:

2.1 "Foundry Product" shall mean a product that is substantially designed by a third party, manufactured, produced, reproduced or purchased by Sun, and subsequently sold, licensed or otherwise transferred through or by Sun or its currently existing or future Subsidiaries back to the designing third party or its designee for further distribution by that party, for the primary purpose of attempting to make such product licensed or immune under the patent rights of Kodak.

2.2 "Java Technology" shall mean all or any portion of the collection of programming components that in combination enable a standard, platform-independent programming environment (including without limitation the Java language, the Java class library specifications, and the Java compiler) and runtime environment (including without limitation the Java class libraries, Java API's and the Java runtime interpreter or 'virtual machine'), and all toolkits, optional packages, test suites, tutorials, training materials, white papers, sample programs and other specifications and programming elements associated therewith, that are licensed or distributed by Sun as of the date of this Settlement Agreement under Sun's Java trademark (or any successor trademark adopted by Sun), including but not limited to JavaCard, J2ME, J2SE, J2EE, RMI, Java IDL, EJBs, and any future versions, implementations, enhancements, modifications, additions, and/or redefinitions thereof. For purposes of this definition, the Java Technology does not include any hardware in which the elements of the Java Technology are stored, loaded or operated.

2.3  "Khoyi Patents" shall mean U.S. Patent Number
5,206,951, U.S. Patent Number 5,129,061, and U.S. Patent
Number 5,421,012 (the "Patents in the Action"), and all
Patents that issued from a common parent patent application and/or share a common specification with the Patents in the Action.

2.4 "Kodak Patents" shall mean any and all Patents having a first effective filing date prior to the date of this Settlement Agreement that are owned by Kodak or its Subsidiaries, and/or that are licensable as provided herein by Kodak or its Subsidiaries without the obligation to make further payments to a third party for such license. The term Kodak Patents shall not include the Khoyi Patents.

2.5 "Patents" shall mean all patents and patent applications throughout the world, including utility models, as well as any provisionals, continuations, continuations-in-part, divisions, reexaminations, additions, reissues, extensions or supplementary protection certificates of any of the foregoing that may now or hereafter exist.

2.6 "Subsidiary" means any company, entity or enterprise controlled, directly or indirectly, by a party through control of fifty percent or more of the voting stock or other voting interests required for the election of directors or other managing authority at any time during the term of this Agreement, provided that such company, entity or enterprise shall be deemed to be a Subsidiary only so long as such control exists.

2.7 "Sun Product" means any hardware, software or firmware made, used, sold or licensed, offered for sale or license, or imported or exported by Sun for use or sale or license by Sun, or any service or training offered, delivered or made available to third parties by Sun in support of such hardware, software or firmware, now or in the future, other than the Java Technology.

2.8 "Infringement" means direct infringement, contributory infringement or inducing infringement of a patent or any right under a patent. Related terms such as "Infringe" and "Infringing" shall have a correlative meaning.

III. PAYMENT

3.1 Sun shall pay to Kodak by wire transfer the nonrefundable sum of Ninety-Two Million Dollars
(US$92,000,000) in immediately available funds. Payment shall be made no later than 5:00 p.m. New York time on Tuesday, October 12, 2004 to an account specified by Kodak.

3.2 The releases provided in Article IV and the license grants provided in Article V shall become effective upon payment of the amount specified in Section 3.1.

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IV. RELEASES

4.1 (a) Kodak hereby irrevocably releases, and will cause its currently existing Subsidiaries to irrevocably release, Sun and its currently existing Subsidiaries, its licensees, customers, developers, suppliers, manufacturers, distributors, and successors, and assigns (collectively "Sun Protected Parties") from any and all causes of action, claims or demands, known or unknown, that it had, has or may in the future have against such Sun Protected Parties for an Infringement of a Khoyi Patent or a Kodak Patent to the extent such Infringement would have been licensed or licensable by Sun under the licenses granted in Section 5.1 and 5.2 if such licenses had been in effect at the time of such Infringement.

      (b) To the extent not otherwise released by 4.1 (a), above, Kodak hereby irrevocably releases, and will cause its currently existing Subsidiaries to irrevocably release, Sun and its currently existing Subsidiaries from any and all causes of action, claims or demands, known or unknown, that it had, has or may in the future have against Sun and its currently existing Subsidiaries for any infringement of the Khoyi Patents.

4.2 Sun hereby irrevocably releases, and will cause its currently existing Subsidiaries to irrevocably release, Kodak and its currently existing Subsidiaries (collectively
"Kodak Protected Parties") from counterclaims Sun asserted
(whether or not such counterclaims were allowed by the Court) against the Kodak Protected Parties in the Action, for all periods prior to the Effective Date.

4.3 In furtherance of the intentions set forth herein, each party acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California that provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
      CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
      FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
      KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
      SETTLEMENT WITH THE DEBTOR.

Each party hereby waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory and non-statutory law of any other jurisdiction to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, each party acknowledges that it is aware that its attorneys and accountants may hereafter discover claims or facts in addition or different from those which each party now knows or believes to exist with respect to subject matter of this Agreement, but it is each party's intention to fully, finally and forever settle and release the matters set forth in Sections 4.1 and 4.2 which now exist, may exist or heretofore have existed between the parties. In furtherance of this intention, the release herein given shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different claim or fact.

V.  LICENSE GRANTS:

5.1 (a) Subject to Section 5.4, Kodak grants and will cause its currently existing Subsidiaries to grant to Sun and its currently existing and future Subsidiaries, an irrevocable, perpetual, paid-up, worldwide, non-exclusive license under the Khoyi Patents ("the Khoyi License"), with the limited right to sublicense only as provided in Section 5.1(b), to make, have made, use, contribute to the use of, induce the use of, sell or license, offer to sell or license, incorporate into any product, import, export, license, or engage in any other activity that, but for the Khoyi License, would constitute Infringement of any claim of the Khoyi Patents.

  (b)  Third Party Rights

Subject to Section 5.4, but without limiting the scope of rights that third parties would enjoy as a result of application of the patent exhaustion doctrine, Sun may sublicense to customers and developers under the Khoyi License the right to incorporate or combine a Sun Product into and/or use a Sun Product with the third party's products and to distribute, use and authorize others to use Sun Products in or with such third party products, provided however, that the right so granted shall not sublicense a third party product (A) to Infringe any Khoyi Patent other than the Khoyi Patent(s) that the Sun Product itself would Infringe or (B) to directly infringe any Khoyi Patent if the Sun Product were not incorporated or combined therein. In addition, in furtherance of Sun's rights to make have made, sell and license under Section 5.1 (a), Sun may sublicense to contractors, suppliers, manufacturers or distributors of Sun Products the right to participate in the design, production and/or distribution of Sun Products under the Khoyi License, but only to the extent of such relationship to Sun.

5.2 (a) In addition, and subject to Section 5.4, Kodak grants and will cause its currently existing Subsidiaries to grant to Sun and its currently existing and future Subsidiaries, an irrevocable, perpetual, paid-up, worldwide, non-exclusive license under the Khoyi Patents, and under all Kodak Patents (other than the Khoyi Patents) that are Infringed by the Java Technology as of the Effective Date of this Agreement, with the limited right to sublicense only as provided in Section 5.2(b), to make, have made, use, contribute to the use of, induce the use of, sell or license, offer to sell or license, incorporate the Java Technology into any product, import, export, license and/or sublicense the Java Technology, and to practice any method in the manufacture, operation, use and/or provision of the Java Technology, that, but for the Java Technology License, would constitute Infringement of any claim of such Kodak Patents (the "Java Technology License"). Any Java Technology covered by this Java Technology License is a "Covered Java Technology", provided that a Covered Java Technology in the possession of a third party shall cease to be a Covered Java Technology if any one or more of the compiler, class libraries or runtime interpreter is modified or replaced by a third party in a manner that no longer substantially conforms to Java specifications published by Sun relating to the particular version of the Java Technology that was so modified.

     (b)  Third Party Rights

Subject to Section 5.4, but without limiting the scope of rights that third parties would enjoy as a result of application of the patent exhaustion doctrine, Sun may sublicense to third parties under the Java Technology License the right to incorporate or combine the Java Technology into and/or use the Java Technology with the third party's products and to distribute, use and authorize others to use the Java Technology in or with such third party products, provided however, that the right so granted shall not sublicense a third party product (A) to Infringe any Khoyi Patent or Kodak Patent licensed under Section 5.2
(a) other than those Khoyi Patents or Kodak Patent(s) that the Java Technology itself would Infringe or (B) to directly infringe any Khoyi Patent or Kodak Patent if the Java Technology were not incorporated or combined therein. In addition, in furtherance of Sun's rights to make, have made, sell and license under Section 5.2 (a), Sun may sublicense to contractors, suppliers, manufacturers or distributors of the Java Technology the right to participate in the design, production and/or distribution of the Java Technology under the Java Technology License, but only to the extent of such relationship to Sun.

5.3 For purposes of clarification of the foregoing licenses, the parties intend that Sun shall have the right under the license grants provided above, to sell or license Sun Products and the Java Technology to any third party, for any type or amount of consideration (including for no consideration), and on any terms and conditions (including GPL, open source, shrink wrap, click-through, SCSL, or any other form of license, now existing or later developed), all in Sun's sole discretion, provided that regardless of the terms or conditions under which Sun elects to sell or license the Sun Products or the Java Technology, no party to such sale or license shall receive any rights under the Khoyi Patents or the Kodak Patents greater than the rights expressly permitted to be conveyed to such party pursuant to Sections 5.1(b) and 5.2(b) above.

5.4 The license grants provided above are not intended to authorize Sun or its currently existing or future
Subsidiaries to make, have made, use, contribute to the use of, induce the use of, sell or license, offer to sell or license, import or export any Foundry Product.

5.5 The licenses granted under Article V of this Agreement shall continue, with respect to each claim of each of the Khoyi Patents and each claim of each of the Kodak Patents licensed hereunder, for the full term of the patent of which such claim is a part, and in each such case shall not be terminable by Kodak prior to the expiration of such term of the patent claim.

VI. COVENANT NOT TO SUE AND EXPLORATION OF CROSS LICENSING

6.1 Each party agrees and hereby does covenant not to sue on any claim that either party may have for the Infringement of a U.S. Patent against the other party for a period of 90 days from the Effective Date hereof.

6.2 During the ninety day period identified above, each party shall designate a cross licensing team which shall meet to explore opportunities for mutually beneficial cross licensing arrangements between the parties.

VII. REPRESENTATIONS AND WARRANTIES

7.1 Kodak represents and warrants to Sun and Sun represents and warrants to Kodak that: (i) the person executing this Agreement on its behalf has full authority to enter into this Agreement; (ii) each enters into this Agreement of its own free will and accord, upon advice of its own legal counsel; (iii) each has the authority to enter into and to perform or to cause performance of its obligations under this Agreement; (iv) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action; (v) this Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms; (vi) no further approval is needed to make this Agreement valid, binding and enforceable; and (viii) the execution and delivery of this Agreement will not violate, conflict with or result in a breach of the terms of any agreement by which either is bound or of any applicable statute, regulation, rule or other law.

7.2 Kodak also represents and warrants to Sun that Kodak is the only person and entity that has any rights to enforce any of the Khoyi Patents.

VIII.  INDEMNIFICATION FOR BREACH OF REPRESENTATION AND/OR
WARRANTY

8.1 Each party hereby agrees to indemnify and hold the other party harmless from any and all damages, losses, costs and expenses, including without limitation, attorneys fees, in the event of breach by the party of the Representations and Warranties it provided in Article VII above.

IX. MISCELLANEOUS

9.1 This Agreement constitutes the entire agreement of the parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings and agreements between the parties regarding the subject matter of this Agreement.

9.2 This Agreement may not be modified except in writing by authorized representatives of both parties.

9.3 This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to its conflict of laws provisions and the parties agree and consent to exclusive jurisdiction and venue in either of the United States District Court for the Western District of New York or the United States District Court for the Northern District of California for the resolution of any disputes arising from this Agreement.

9.4 This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms and all of which shall constitute but one and the same agreement of the parties.

9.5 The parties' rights under this Agreement shall be nontransferable, provided however, that in the event of a merger or acquisition of Sun, or a disposition by Sun of a substantial product line or substantial business unit operating in a particular field (the "Field of Use") (a "Sun Corporate Transaction"), Sun shall be entitled to assign or otherwise transfer in whole or in part the rights enjoyed by Sun under this Agreement in that Field of Use that were at the time of such Sun Corporate Transaction being used by the subject matter of such Sun Corporate Transaction, but only such rights in the Field of Use and Sun shall no longer enjoy rights in the Field of Use after such Sun Corporate Transaction. Within thirty days after the closing of a Sun Corporate Transaction in which Sun assigns or transfers any rights licensed herein, Sun will provide written notice to Kodak setting forth (i) the parties to the transaction, (ii) the date of the transaction, (iii) the product line or business unit involved, and (iv) the Field of Use applicable to the rights assigned or transferred in such transaction.

9.6 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

9.7 Any notice required or permitted by this Agreement shall be addressed to the party in question as follows:

If to Sun:

Sun Microsystems, Inc.
4150 Network Circle
Santa Clara, CA 95054
Attn:  General Counsel

If to Kodak:

Eastman Kodak Company
343 State Street
Rochester, NY 14650
Attn:  General Counsel

9.8  NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED
AS:

     A.   A WARRANTY OR REPRESENTATION BY KODAK AS TO THE
VALIDITY, ENFORCEABILITY OR SCOPE OF THE KHOYI PATENTS OR
THE KODAK PATENTS;

     B. A WARRANTY OR REPRESENTATION BY KODAK THAT ANY MANUFACTURE, SALE, LEASE, IMPORT, USE OR OTHER DISPOSITION OF PRODUCTS OR SERVICES LICENSED HEREUNDER WILL BE FREE FROM INFRINGEMENT OF PATENTS OR UTILITY MODELS OF THIRD PARTIES;

     C.   AN AGREEMENT BY KODAK TO BRING OR PROSECUTE
ACTIONS OR SUITS AGAINST THIRD PARTIES;

     D.   ANY OBLIGATION ON THE PART OF KODAK TO FILE,
PROSECUTE, MAINTAIN, OR DEFEND ANY PENDING PATENT
APPLICATION OR ISSUED PATENT;

     E.   CONFERRING ANY RIGHT UPON SUN OR ANY THIRD PARTY
TO USE IN ADVERTISING, PUBLICITY, OR OTHERWISE, ANY
TRADEMARK, TRADE NAME OR NAME, OR ANY CONTRACTION,
ABBREVIATION OR SIMULATION THEREOF, OF KODAK;

     F.   AN OBLIGATION ON THE PART OF KODAK TO FURNISH ANY
TECHNICAL INFORMATION OR KNOW-HOW;

     G.   CONFERRING BY IMPLICATION, ESTOPPEL, OR OTHERWISE
ANY LICENSE RIGHTS OTHER THAN THOSE EXPRESSLY GRANTED
HEREIN; OR

     H.   CONFERRING ANY OWNERSHIP INTEREST IN THE KHOYI
PATENTS OR THE KODAK PATENTS.


IN WITNESS WHEREOF, Kodak and Sun have caused this Agreement to be executed by their duly authorized representatives.



SUN MICROSYSTEMS, INC.

               By:   /s/ Stephen McGowan
               Name:   Stephen McGowan
               Title:     C.F.O.



EASTMAN KODAK COMPANY

               By:   /s/ Willy C. Shih
               Name:   Willy C. Shih
               Title:   Senior Vice President